SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

AVIGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3647113
(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)
1301 Harbor Bay Parkway
Alameda, CA	94502
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☒

Securities Act registration statement number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2008, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description
Exhibit 1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (1)
Exhibit 2	Rights Agreement dated as of November 21, 2008, by and between the Company and American Stock Transfer & Trust Co. LLC (1)
Exhibit 3	Form of Right Certificate (1)

(1) Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-28272), as filed with the Securities and Exchange Commission on November 24, 2008.

2.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 21, 2008	AVIGEN, INC.

	By:	/s/ Andrew A. Sauter
Andrew A. Sauter
Chief Financial Officer

3.

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (1)
Exhibit 2	Rights Agreement dated as of November 21, 2008, by and between the Company and American Stock Transfer & Trust Co. LLC (1)
Exhibit 3	Form of Right Certificate (1)

(1) Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-28272), as filed with the Securities and Exchange Commission on November 24, 2008.

4.